Exhibit 99.1

Oak Street Health Reports Full Year 2021 results

February 28, 2022 at 4:05 Eastern Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for its fiscal year ended December 31, 2021.

“We reported a strong quarter with results favorable to the high end of guidance across metrics. These results were thanks to the hard work and dedication of our team allowing Oak Street to navigate through a challenging operating environment, including the Omicron Covid surge and the historically tight labor market” said Mike Pykosz, Chief Executive Officer of Oak Street Health.  “The quarter caps a year in which we advanced significantly on our journey to transform healthcare for older adults. We opened up 50 centers across 8 new states in 2021 and generated over $1.43 billion of revenue in 2021, driving year over year growth of 62%. We continued to build on our core platform, adding new care model capabilities including our acquisition of RubiconMD, which will allow us to integrate a comprehensive virtual specialty network into our care model. We were thrilled to be selected by the AARP as their exclusive primary care provider to carry the AARP name. Looking ahead, we remain steadfast in our mission to rebuild healthcare as it should be and to provide high quality value-based care to the Medicare-eligible population. I want to thank all Oakies for their hard work and dedication, and I am excited for what we can accomplish in 2022.”

Tim Cook, Chief Financial Officer, added, "We remain enthusiastic about the combination of our growth prospects and the expected 2022 unit-level economics we shared in January, which remain the basis for our 2022 guidance.  We are modifying our pace of new centers in 2022 to maintain a steady pace of center openings financed internally.  We expect to open 40 new centers in 2022 and 30 to 40 new centers in 2023 and 2024.  This pace will drive the business to profitability by 2025, sustain a compounded revenue rate in excess of 40% over the next several years, and importantly, allow Oak Street Health to grow strategically despite the current uncertainty in the equity markets."

Full Year 2022 Financial Highlights

•	Total revenue was $1.43 billion, up 62% year over year.
•	Capitated revenue totaled $1.40 billion, up 64% year over year.
•	The Company cared for approximately 114,500 risk-based patients, representing 75% of its total patients.
•	Net loss was $(414.6) million[1], compared to $(192.1) million in 2020.
•	Adjusted EBITDA[2] was $(228.9) million, compared to $(92.6) million in 2020.
•	As of December 31, 2021, the Company operated 129 centers, compared to 79 centers as of December 31, 2020.

Outlook for Fiscal Year 2022

[1]

Includes stock based and unit-based compensation of $161.4 million and $78.6 million for 2021 and 2020, respectively. The majority of the increase is due to the modification of vesting terms for pre-IPO equity awards that occurred post-IPO (2020 included approximately four and a half months of expense due to the timing of our IPO) and not incremental grants of equity.

[2]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define Adjusted EBITDA as net loss, excluding other income (expense), taxes, depreciation and amortization, stock-based and unit-based compensation and transaction/ offering related costs.

	Three Months Ending		Twelve Months Ending
	March 31, 2022		December 31, 2022
	Low	High	Low	High
(dollars in millions)
Centers	138	139	169	169
At-risk patients	122,500	123,500	152,500	157,500
Revenue	$505.0	510.0	$2,100.0	2,135.0
Adjusted EBITDA	$(50.0)	(45.0)	$(325.0)	(290.0)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based and unit-based compensation, that are not within our control or cannot be reasonably predicted. However, for 1st quarter and fiscal year 2022, depreciation and amortization is expected to be approximately $7 million and $35.0 million respectively.

Webcast and Conference Call

The Company will conduct a conference call Tuesday, March 1, 2022 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (844) 200-6205 for U.S. participants, or +1 (929) 526-1599 for international participants, and referencing participant code 482239. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the Company operates an innovative healthcare model focused on quality of care over volume of services, and assumes the full financial risk of its patients. Oak Street Health currently operates more than 125 centers across 20 states and is the only primary care provider to carry the AARP name. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash	$104.7	$409.3
Restricted cash	15.7	10.4
Other receivables, net	3.1	7.6
Capitated accounts receivable	559.4	248.9
Marketable debt securities	671.1	-
Prepaid expenses	7.9	6.8
Other current assets	6.1	4.2
Total current assets	1,368.0	687.2

Long-term assets:
Property and equipment, net	144.8	78.8
Security deposits	1.9	1.3
Operating lease right-of-use assets	157.7	-
Goodwill	152.9	9.6
Intangible assets, net	10.8	3.0
Other long-term assets	5.0	1.1
Total assets	$1,841.1	$781.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$22.1	$8.8
Accrued compensation and benefits	41.7	32.0
Liability for unpaid claims	556.3	262.1
Other liabilities	44.0	12.6
Total current liabilities	664.1	315.5

Long-term liabilities:
Long-term operating lease liabilities	164.2	-
Deferred rent expense	-	13.5
Other long-term liabilities	55.4	28.8
Long-term debt, net of current portion	901.4	-
Total liabilities	1,785.1	357.8

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	1,017.9	971.8
Accumulated other comprehensive income	(1.4)	-
Accumulated deficit	(965.3)	(555.8)
Total stockholders' equity allocated to the Company	51.4	416.2
Noncontrolling interests	4.6	7.0
Total stockholders' equity	56.0	423.2
Total liabilities, redeemable investor units and stockholders' equity	$1,841.1	$781.0

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	For the twelve-months ended		For the three-months ended (unaudited)
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues
Capitated revenue	$1,397.0	$851.3	$382.4	$234.9
Other revenue	35.6	31.5	11.7	13.8
Total revenues	1,432.6	882.8	394.1	248.7

Operating expenses
Medical claims expense	1,109.0	617.8	318.1	175.5
Cost of care, excluding depreciation and amortization	293.7	187.5	90.1	61.0
Sales and marketing	119.4	64.2	38.9	26.8
Corporate, general and administrative expenses	306.7	185.6	82.4	73.1
Depreciation and amortization	17.8	11.2	6.1	3.1
Total operating expenses	1,846.6	1,066.3	535.6	339.5

Loss from operations	(414.0)	(183.5)	(141.5)	(90.8)

Other income/(expense)
Interest expense, net	(2.5)	(8.7)	(0.7)	0.1
Other	-	0.1	-	(0.1)
Total other expense	(2.5)	(8.6)	(0.7)	0.0
Income before income taxes and non-controlling interests	$(416.5)	$(192.1)	$(142.2)	$(90.8)
Provision for income taxes	(1.9)	-	(1.9)	-
Net loss	(414.6)	(192.1)	(140.3)	(90.8)

Net loss attributable to noncontrolling interests	5.2	4.1	1.7	3.6
Net loss attributable to the Company	$(409.4)	$(188.0)	$(138.6)	$(87.2)

Undeclared and deemed dividends	$-	$(27.2)	$-	$-
Net loss attributable to common stock/unitholders	(409.4)	(215.2)	(138.6)	(87.2)
Weighted average common stock outstanding - basic and diluted[1]	222,553,237	218,825,324	224,394,837	219,003,572
Net loss per share – basic and diluted	$(1.84)	(0.55)	$(0.62)	(0.40)

1. Basic and diluted earnings per share of common stock is applicable only for periods after the Company's IPO that was completed on August 10, 2020.

Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Twelve-Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(414.6)	$(192.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Income tax benefit	(1.9)	-
Amortization of discount on debt and related issuance costs	3.5	4.4
Accretion of discounts and amortization of premiums on short-term marketable securities, net	4.6	-
Depreciation and amortization	17.8	11.2
Non-cash operating lease costs	15.5	-
Stock and unit-based compensation, net of forfeitures	161.4	77.4
Change in fair value of bifurcated derivative	-	0.2
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(304.7)	(88.3)
Other assets	(3.0)	(1.6)
Accounts payable	5.7	(3.3)
Accrued compensation and benefits	9.7	3.4
Liability for unpaid claims	294.2	91.5
Operating lease liabilities	(12.2)	-
Other current liabilities	7.4	1.6
Other long-term liabilities	19.4	17.8
Other	-	0.6
Net cash used in operating activities	(197.2)	(77.2)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable debt securities	193.6	-
Purchases of marketable debt securities	(870.7)	-
Purchase of promissory note	-	(0.8)
Investment in business	(5.0)	-
Purchase of business, net of cash acquired	(124.0)	-
Purchases of property and equipment	(81.3)	(20.9)
Net cash used in investing activities	(887.4)	(21.7)

Cash flows from financing activities:
Proceeds from initial public offering	-	377.3
Payments of underwriting fees, net of discounts and offering costs	-	(26.1)
Principal payments on long-term debt	-	(80.0)
End of term charge and prepayments for debt paydown	-	(5.8)
Proceeds from borrowings on convertible senior notes, net	897.9	-
Purchase of capped calls	(123.6)	-
Proceeds from issuance of redeemable investor units	-	224.4
Capital contributions from non-controlling interests	4.2	5.9
Capital distributions to non-controlling interests	(1.5)	(0.1)
Tender Offer - common units	-	(19.4)
Proceeds from exercise of options	5.3	0.1
Proceeds from issuance of common stock under the employee purchase plan	3.0	-
Net cash provided by financing activities	785.3	476.3

Net change in cash, cash equivalents and restricted cash	(299.3)	377.4
Cash, cash equivalents and restricted cash, beginning of period	419.7	42.3
Cash, cash equivalents and restricted cash, end of period	$120.4	$419.7

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three and twelve-months ended December 31, 2021 and 2020.

	For the three-months ended		For the twelve-months ended
(dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Loss from operations	$(141.5)	$(90.8)	$(414.0)	$(183.5)
Other revenue	(11.7)	(13.8)	(35.6)	(31.5)
Cost of care, excluding depreciation and amortization	90.1	61.0	293.7	187.5
Sales and marketing	38.9	26.8	119.4	64.2
Corporate, general and administrative expenses	82.4	73.1	306.7	185.6
Depreciation and amortization	6.1	3.1	17.8	11.2
Patient contribution	$64.3	$59.4	$288.0	$233.5

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and twelve-months ended December 31, 2021 and 2020.

	For the three-months ended		For the twelve-months ended
(dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Loss from operations	$(141.5)	$(90.8)	$(414.0)	$(183.5)
Depreciation and amortization	6.1	3.1	17.8	11.2
Corporate, general and administrative	82.4	73.1	306.7	185.6
Sales and marketing	38.9	26.8	119.4	64.2
Stock and unit-based compensation*	0.5	-	1.6	-
Platform contribution	$(13.6)	$12.2	$31.5	$77.5

*Platform contribution was recast to exclude stock and unit-based compensation in 2021. There was no stock and unit-based compensation in 2020 to adjust. The recasted numbers for the quarters ended March 31, 2021, June 31, 2021 and December 31, 2021 were $37.0M, $5.0M and $3.1M, respectively.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) interest expense and other income, net, (iv) transaction and offering costs and (v) provision for income taxes. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve-months ended December 31, 2021 and 2020.

	For the three-months ended		For the twelve-months ended
(dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss	$(140.3)	$(90.8)	$(414.6)	$(192.1)
Interest expense and other income	0.7	(0.0)	2.5	8.6
Depreciation and amortization	6.1	3.1	17.8	11.2
Stock and unit-based compensation	39.5	43.0	161.4	78.6
Transaction/offering related costs	2.3	1.1	5.9	1.1
Provision for income taxes	(1.9)	-	(1.9)	-
Adjusted EBITDA	$(93.6)	$(43.6)	$(228.9)	$(92.6)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Sarah Cluck
Head of Investor Relations

(773) 572-0254
sarah.cluck@oakstreethealth.com

Source: Oak Street Health